Exhibit 99.1

Tasty Baking Company Reports First Quarter 2010 Financial Results

Company reports five of seven production lines operating at new facility

PHILADELPHIA--(BUSINESS WIRE)--May 6, 2010--Tasty Baking Company (NasdaqGM: TSTY) today reported net sales of $43.1 million for its first quarter ended March 27, 2010, a 6.6% decrease from the $46.2 million reported for the first quarter last year. Sales performance in the first quarter of 2010 was affected by the company’s ability to fulfill orders due to an oven fire at the aging Hunting Park manufacturing facility in February, severe winter weather, and transition related production and distribution issues at the new facility in the Philadelphia Navy Yard. For the first quarter of 2010, the company reported a net loss of $3.9 million compared to a net loss of $0.1 million in the first quarter of 2009. On a pre-tax basis, results for the first quarter of 2010 and 2009 included accelerated depreciation of $2.7 million and $1.3 million, respectively. In addition, the first quarter of 2010 contained $2.9 million, pre-tax, of additional expenses related to the need to maintain two production facilities simultaneously in Philadelphia as well as the costs related to the transition of production and distribution to the new facility at the Navy Yard. Also, the company recorded $0.5 million in severance expense in the first quarter of 2010 primarily related to a reorganization of the Sales department.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010
$ in millions, except per share data (unaudited)	Q1 2010	Q1 2009	% Change[1]
Gross Sales	$72.3	$76.9	-6.0%
Net Sales	$43.1	$46.2	-6.6%
Route Net Sales			-7.8%
Non-route Net Sales			-2.3%
Depreciation[2]	$4.7	$3.2	45.2%
Gross Margin[3] %	19.4%	28.2%	-8.8 pps
Net Income (Loss)[4]	($3.9)	($0.1)	n/m
Net Income (Loss) per Fully-diluted Share[5]	($0.48)	($0.01)	n/m
Adjusted EBITDA[6]	$1.9	$3.6	-49.0%

Footnotes:
[1]	Percentages may not calculate due to rounding.
[2]	Includes accelerated depreciation related to the company’s move from its Hunting Park facility of $2.7 million in Q1 2010 and $1.3 million in Q1 2009.
[3]	Based on net sales less cost of sales and depreciation. Accelerated depreciation, as described in footnote 2, reduced gross margin by approximately 615 basis points in Q1 2010 and 280 basis points in Q1 2009.
[4]	Due to the after-tax impact of accelerated depreciation as described in footnote 2, net income was reduced by $1.6 million in Q1 2010 and by $0.8 million in Q1 2009.
[5]	Accelerated depreciation, as described in footnote 4, reduced Q1 2010 and Q1 2009 net income per fully-diluted share by approximately $0.20 and $0.10, respectively.
[6]	Earnings before net interest, income taxes, depreciation, and amortization adjusted for certain items (see reconciliation table of GAAP Net Income to Adjusted EBITDA, a non-GAAP financial measure, provided below).

Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, “The first quarter of 2010 was a challenging period for us. We had a confluence of events that severely limited our ability to fulfill existing orders and meet demand in the market, including an oven fire at our Hunting Park facility, extreme winter weather, and production line issues tied to the transition to the new bakery at the Philadelphia Navy Yard. In addition to the impact of unfulfilled demand, during the quarter we also incurred approximately $2.9 million in transition related expenses. While category sales in our core markets were down in the first quarter of 2010 as compared to the prior year, we were once again able to marginally outpace the category.”

Mr. Pizzi concluded, “Currently, we have five of seven production lines transitioned to the new facility. We remain focused on completing the transition of the remaining lines so that we can complete the sale of our Hunting Park facility and turn our full attention to the optimization of our operations at the Navy Yard. We are confident in our ability to navigate through the many challenges currently facing us and ultimately emerge as a more efficient and a more profitable company.”

RESULTS OF OPERATIONS

Gross sales in the first quarter of 2010 decreased $4.6 million, or 6.0%, versus the comparable period in 2009. The reduction in gross sales was driven by a 5.5% decline in total volumes, due almost entirely to production and distribution limitations stemming from an oven fire at the Hunting Park facility, severe winter weather, and production and distribution transition issues at the Navy Yard facility. The company estimates that unfulfilled demand from these issues accounted for $4.6 million of lost gross sales, which includes approximately $2.7 million related to production issues resulting from the transition to the new manufacturing and distribution facility at the Philadelphia Navy Yard. Total net sales declined 6.6% in the first quarter of 2010 compared to the prior year period driven by the volume declines for the reasons mentioned above as well as lower net sales realization from higher promotional costs and a shift in sales mix.

Total cost of sales, excluding depreciation, rose 0.5%, or $0.1 million, on a unit volume decrease of 5.5% in the first quarter of 2010 as compared to the same period a year ago. The increase in costs of sales was driven by the impact of the transition related costs, $2.4 million of which were classified as a component of costs of sales with the remainder classified as a component of selling, general and administrative costs. Also driving the increase was $1.5 million in rental expense associated with the new manufacturing and distribution facility, $1.4 million of which was non-cash. Partially offsetting these increases was the impact on cost of sales from lower sales volumes along with changes in product mix and moderately lower costs for key ingredients and packaging. Additionally, the company achieved various operating efficiency improvements at its Oxford manufacturing facility, which helped to lower the cost of sales as compared to the first quarter of 2009.

Gross profit declined $4.6 million, or 35.6%, in the first quarter of 2010 as compared to the first quarter of 2009. This decline was driven by $1.5 million in higher depreciation expense compared to the same period last year as well the various changes in cost of sales, as mentioned above. In addition, the profit impact from lower sales volumes resulting from transition related production and distribution issues as well as extreme weather conditions negatively affected gross profit in the first quarter of 2010. With regards to the effect of the unfulfilled demand stemming from transition related production and distribution issues, the company estimates the gross profit impact in the first quarter of 2010 at approximately $1.1 million. Finally, the loss of sales resulting from the fire at the Hunting Park manufacturing facility did not significantly impact gross profit during the first quarter of 2010 as the estimated insurance proceeds almost fully offset the gross profit impact of the fire.

Selling, general and administrative expense in the first quarter of 2010 increased 1.7%, or $0.2 million, versus the comparable period in 2009. This increase was primarily attributed to $0.3 million in building rentals related to the company’s corporate offices combined with approximately $0.5 million in costs related to the transition of production and the move of the company’s distribution center to the new facility at the Philadelphia Navy Yard in February 2010. Partially offsetting these increases were declines in bad debt expense and other employee related costs, including incentive compensation and pension expenses.

Paul D. Ridder, senior vice president and chief financial officer, said, “While we are focused on completing the successful transition of production to the new facility, we are also focused on managing the day to day needs of the business, while minimizing risks and containing costs.”

CONFERENCE CALL

Tasty Baking Company management will host a conference call Thursday, May 6, 2010, at 11:00 a.m. ET to discuss the company’s financial results and other business developments. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company’s web site, http://www.tastykake.com. The webcast link can be found in the “Investors” section, under the subheading “Webcasts & Presentations.” For those who cannot listen to the live web broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company’s website. To access a telephone replay, please call 1-800-642-1687 and enter the passcode “68650300.” The telephone replay will be available from 2:00 p.m. on May 6, 2010, until May 13, 2010, 11:59 p.m. ET.

NON-GAAP FINANCIAL MEASURES

In addition to the reported results presented in accordance with generally accepted accounting principles (GAAP) in this press release, the company presented EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA represents earnings before net interest, income taxes, depreciation, and amortization. The table below reconciles net income, presented in accordance with GAAP, to earnings before net interest, income taxes, depreciation, and amortization (EBITDA), which is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to: i) the severance costs recorded in fiscal 2010 and 2009 and ii) non-cash rental expense in fiscal 2010 for the corporate offices and new bakery at the Philadelphia Navy Yard. The company also presented gross profit and gross margin, GAAP financial measures, excluding the impact of depreciation (“gross profit excluding depreciation” and “gross margin excluding depreciation”), which are non-GAAP financial measures, to provide a more comparable metric to prior quarters’ performance. The company believes that these non-GAAP financial measures, viewed in addition to the company’s reported GAAP results, provide useful information and greater transparency to investors in regards to the company’s performance and position within its industry. The company uses these non-GAAP financial measures internally to evaluate the company’s operating performance on a period over period basis and for forecasting future periods. EBITDA, Adjusted EBITDA, gross profit excluding depreciation, and gross margin excluding depreciation as presented herein are not necessarily comparable to similarly titled measures of other companies. A schedule is included below that provides a reconciliation of EBITDA and Adjusted EBITDA to net income, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. In addition, a schedule is provided below reconciling gross profit and gross margin excluding depreciation to gross profit and gross margin.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "would," "is likely to," or "is expected to" and other similar terms. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to complete a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized. The company assumes no obligation to update publicly or revise any forward-looking statements.

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
(Unaudited)
(000's, except per share amounts)

		13 Weeks Ended
		3/27/2010	3/28/2009

Gross sales		$72,287	$76,930
Less discounts and allowances		(29,152)	(30,767)
Net sales		43,135	46,163

Cost of sales, exclusive of depreciation shown below		30,058	29,921
Depreciation		4,705	3,240
Selling, general and administrative		12,914	12,695
Interest expense		1,319	604
Other expense/(income), net		237	(208)

Loss before provision for income taxes		(6,098)	(89)

Benefit from income taxes		(2,178)	(19)

Net loss		$(3,920)	$(70)

Average number of shares outstanding:	Basic	8,129	8,059
	Diluted	8,129	8,059
Per share of common stock:

Net income/(loss): Basic and Diluted		($0.48)	($0.01)

Cash Dividend		$0.05	$0.05

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
(Unaudited)
(000's)

	3/27/2010	12/26/2009

Current assets	$38,158	$31,799
Property, plant, and equipment, net	123,788	121,652
Other assets	36,010	36,019

Total assets	$197,956	$189,470

Current liabilities	$36,959	$31,865
Long-term debt	98,085	89,534
Accrued pension and other liabilities	38,355	40,287
Shareholders' equity	24,557	27,784

Total liabilities and shareholders' equity	$197,956	$189,470

Reconciliation of GAAP and Non-GAAP Financial Measures, as reported in the Tasty Baking Company earnings release of May 6, 2010

The table below reconciles net income, presented in accordance with GAAP, to earnings before net interest, income taxes, depreciation, and amortization (EBITDA), which is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to: i) the severance costs recorded in fiscal 2009 and 2010 and ii) non-cash rental expense in fiscal 2010 for the corporate office and new bakery at the Philadelphia Navy Yard.

(in thousands)
(unaudited)

	13 Weeks	13 Weeks
	Ended	Ended
	3/27/2010	3/28/2009

Net (loss)	$(3,920)	$(70)
Add / (subtract):
Net interest	1,131	385
Income taxes	(2,178)	(19)
Depreciation	4,705	3,240
Amortization	136	91
EBITDA	(126)	3,627

Add Back: severance expense	486	8
Add Back: non-cash building rentals	1,494	-

Adjusted EBITDA	$1,854	$3,635

The table below reconciles gross profit and gross margin, presented in accordance with GAAP, to gross profit excluding depreciation and gross margin excluding depreciation, which are non-GAAP financial measures.

(in thousands)
(unaudited)

	13 Weeks	13 Weeks
	Ended	Ended
	3/27/2010	3/28/2009

Net Sales	$43,135	$46,163
Subtract:
Cost of sales, exclusive of depreciation	30,058	29,921
Depreciation	4,705	3,240
Gross Profit	$8,372	$13,002
Gross margin including depreciation (% of net sales)	19.4%	28.2%

Add:
Depreciation	4,705	3,240
Gross Profit excluding depreciation	$13,077	$16,242
Gross margin excluding depreciation (% of net sales)	30.3%	35.2%

CONTACT:
Tasty Baking Company
Chad Ramsey
V.P., Financial Planning & Investor Relations
215-221-8538
chad.ramsey@tastykake.com
or
Paul D. Ridder
Chief Financial Officer
215-221-8500